UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue NW

Suite 300E

Washington, DC 20037

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 5, 2015, Vanda Pharmaceuticals Inc. (“Vanda”) announced that it has filed a lawsuit in the U.S. District Court of Delaware against Inventia Healthcare Pvt. Ltd. (“Inventia”) for patent infringement.

The lawsuit was filed as a result of Inventia submitting an Abbreviated New Drug Application (“ANDA”) to the U.S. Food and Drug Administration (“FDA”) in which Inventia is seeking approval to market and sell a generic version of Fanapt® prior to the expiration of the Orange Book listed U.S. patent number 8,586,610 (“‘610”) in November 2027. Vanda filed the lawsuit on the basis that Inventia’s proposed generic product infringes the ‘610 patent held by Vanda. Vanda received Inventia’s paragraph IV notice on the ‘610 patent on April 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.

Dated: May 5, 2015	By:	/s/ James P. Kelly
		Name:	James P. Kelly
		Title:	Senior Vice President, Chief Financial Officer, Secretary, and Treasurer